EXHIBIT 99.1


              SYNTHETECH REPORTS SECOND QUARTER FISCAL 2005 RESULTS
              -----------------------------------------------------

Albany, Oregon, November 4, 2004 - Synthetech, Inc. (Nasdaq:NZYM) today announced financial results for the second quarter and first half of fiscal 2005, which ended September 30, 2004. Revenue for the second quarter of fiscal 2005 was $2.5 million, a 37% increase compared to revenue of $1.8 million in the second quarter of fiscal 2004. Operating loss for the current quarter was $111,000, compared to an operating loss of $1.2 million for the same period last year. Net loss for the quarter was $103,000, or $0.01 per share, compared to net loss of $1.2 million, or $0.09 per share, for last year's corresponding period.

For the first half of fiscal 2005, revenue of $5.3 million resulted in an operating loss of $530,000 and a net loss of $515,000, or $0.04 per share. For the comparable period last year, revenue of $3.6 million resulted in an operating and net loss of $2.3 million, or $0.16 per share. International sales were $818,000 and $971,000 for the first half of fiscal 2005 and 2004, respectively. Quarterly fluctuations in the level of international revenue are project dependent and not reflective of any trend.


                                Synthetech, Inc.
                       Condensed Statements of Operations

                                                              Three Months Ended                         Six Months Ended
                                                                September 30,                              September 30,
                                                       ---------------------------------       ---------------------------------
           (in thousands, except per share data)            2004              2003                 2004               2003
                                                       ---------------    --------------       --------------    ---------------
                                                                                       (UNAUDITED)
      Revenue                                                 $ 2,531           $ 1,843              $ 5,272            $ 3,616
      Cost of revenue                                           1,956             2,496                4,427              4,697
                                                       ---------------    --------------       --------------    ---------------
        Gross income (loss)                                       575             (653)                  845            (1,081)

      Research and development                                    158               176                  284                372
      Selling, general and administrative                         528               403                1,091                884
                                                       ---------------    --------------       --------------    ---------------
           Total operating expense                                686               579                1,375              1,256

                                                       ---------------    --------------       --------------    ---------------
        Operating loss                                          (111)           (1,232)                (530)            (2,337)

      Interest income                                              10                 8                   19                 20
      Interest expense                                            (2)               (2)                  (4)                (4)
                                                       ---------------    --------------       --------------    ---------------
          Loss before income taxes                              (103)           (1,226)                (515)            (2,321)

      Benefit for income taxes                                      -                 -                    -                  -
                                                       ---------------    --------------       --------------    ---------------
      Net loss                                                $ (103)          $(1,226)              $ (515)           $(2,321)
                                                       ===============    ==============       ==============    ===============

      Basic and diluted loss per share                       $ (0.01)          $ (0.09)             $ (0.04)           $ (0.16)
                                                       ===============    ==============       ==============    ===============

Commenting on the results, M. "Sreeni" Sreenivasan, President and CEO, said, "While not at a profitable level, the financial performance of the Company improved during the second quarter of fiscal 2005 compared to the corresponding period of the prior year. Results for the second quarter benefited from a favorable mix of projects with above-average margins and from cost controls. However, for the level of revenue reported in the second quarter, we typically would not expect margins to be this high. We expect that revenue will be substantially lower than usual for the third quarter of fiscal 2005 before improving in the fourth quarter.

During the quarter, we entered into a manufacturing agreement to prepare three validation batches and submit a Drug Master File to the Food and Drug Administration for an advanced cGMP intermediate. This will support a customer's New Drug Application in calendar 2005. We also received an order for validation batches to supply a key starting material for another customer's drug under development which is expected to be filed for regulatory approval in calendar 2005. Combined, these orders represent $1.1 million of revenue expected to ship during the second half of fiscal 2005, with planned shipments predominately weighted towards our fiscal fourth quarter ending March 31, 2005."

Mr. Sreenivasan added that Synthetech has produced these two products for both drugs since the very early stages of their clinical development in 1998, highlighting the long timelines involved in this business even for projects moving forward in the drug development pipeline. The fine chemicals industry environment overall continues to present many challenges, but the focus remains on cost controls and business development efforts, with an emphasis on projects for value added intermediates at every stage of drug development.

Management anticipates that Synthetech's revenue will continue to be volatile from period to period. Variability in Synthetech's level of revenue is primarily based on our participation in large-scale customer projects and the timing of shipments arising from these projects. Synthetech operates in a challenging business environment, characterized by the unpredictable dynamics and life cycle of pharmaceutical projects, which can lead to rapid fluctuations in the mix of projects and revenues. As the uncertainties inherent in drug development projects remain outside of Synthetech's control, it is difficult to predict the progress, timing and revenue potential of these projects.

ABOUT SYNTHETECH
Synthetech, Inc. is a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies. Synthetech develops and manufactures amino acid derivatives, specialty amino acids, peptide fragments, and proprietary custom chiral intermediates primarily for the pharmaceutical and cosmeceutical industries. Synthetech's products support the development and manufacture of therapeutic peptides and peptidomimetic small molecule drugs at every stage of a customer's clinical development pipeline, and are used as ingredients in drugs for the treatment of AIDS, cancer, cardiovascular and other diseases, and in cosmeceuticals.

FORWARD-LOOKING STATEMENTS
This press release includes "forward looking" information (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), including, without limitation, statements regarding: future performance, growth and operating results of the Company, including margins in future periods and our expected results for the third and fourth quarters of fiscal 2005; customer completion of a New Drug Application, obtaining regulatory approval for a new drug and other matters relating to drug development progress; and results of cost cutting measures. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words
"believe,"  "anticipate,"  "expect,"  "estimate,"  "project,"  "will  be," "will continue,"  "will  likely  result,"  or words or phrases  of  similar  meanings.
Investors are cautioned that forward-looking statements involve risks and uncertainties, and various factors could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, the following: the uncertain market for products, potential loss of a significant customer, customer concentration, potential termination or suspension by customer of significant projects or cancellation of orders prior to shipment, potential period-to-period revenue fluctuations, production factors, industry price pressures and cost factors, competition, government regulation, labor disputes, technological change, and international business risks. Investors are directed to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, as amended, for a further description of risks and uncertainties related to forward-looking statements made by the Company as well as to other aspects of the Company's business. The Company will not release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect to them or any change in events, conditions or circumstances on which any such statement is based.



MORE INFORMATION:          Web site: www.synthetech.com
                           E-mail: investor@synthetech.com

CONTACT:                   M. "Sreeni" Sreenivasan, President & CEO
                           Gary Weber, CFO
                           PO Box 646
                           Albany, Oregon  97321
                           541 967-6575